Exhibit 99.1

CLAYTON WILLIAMS ENERGY, INC.

FOR IMMEDIATE RELEASE

Tuesday, April 26, 2011

CLAYTON WILLIAMS ENERGY, INC. ANNOUNCES
$50 MILLION OFFERING OF SENIOR NOTES

Midland, Texas, April 26, 2011 (BUSINESS WIRE) — Clayton Williams Energy, Inc. (“CWEI”) (NASDAQ-CWEI) announced today that it intends to offer, subject to market and other conditions, up to $50 million aggregate principal amount of its 7.75% Senior Notes due 2019 in a private placement to eligible purchasers.  The notes will be part of the same class as the $300 million aggregate principal amount of 7.75% Senior Notes due 2019 issued by CWEI in March 2011.

CWEI intends to use the net proceeds from the offering to repay borrowings outstanding under its revolving credit facility.  Amounts repaid under its revolving credit facility may be reborrowed, subject to the terms of the revolving credit facility, and CWEI may use such amounts to redeem its 7¾% Senior Notes due 2013 currently outstanding and/or for general corporate purposes.

The notes have not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws; and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. CWEI cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and

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worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in CWEI’s filings with the Securities and Exchange Commission.  CWEI undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums	Michael L. Pollard
Director of Investor Relations	Chief Financial Officer
(432) 688-3419	(432) 688-3029
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com